As filed with the Securities and Exchange Commission on August 19, 2024

Registration No. 333-270269

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	73-1567067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 West Sheridan Avenue

Oklahoma City, OK 73102-5015

(405) 235-3611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis C. Cameron

Executive Vice President and General Counsel

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, OK 73102-5015

(405) 235-3611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey, P.C.

Michael W. Rigdon, P.C.

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Telephone: (713) 836-3600

Fax: (713) 836-3601

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment No. 1”) to the registration statement on Form S-3 (File No. 333-270269) (the “Registration Statement”) filed by Devon Energy Corporation (“Devon”) is being filed to: (1) file as an exhibit to the Registration Statement an additional form of senior debt securities indenture to be entered into between Devon and a trustee that will be appointed prior to the issuance of any such senior debt securities thereby qualifying the indenture under the Trust Indenture Act of 1939, as amended; and (2) file as an exhibit to the Registration Statement the Statement of Eligibility on Form T-1 for U.S. Bank Trust Company, National Association, the trustee under the additional senior debt securities indenture. The Registration Statement was originally filed on March 3, 2023.

No changes have been made to the prospectus included in Part I of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the facing page, this explanatory note, Part II, the signature page and the exhibits filed herewith. This Post-Effective Amendment No. 1 will become effective immediately upon filing with the U.S. Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than selling or underwriting discounts and commissions to be paid by us.

Amount to be Paid
SEC registration fee		*
Legal fees and expenses		**
Accounting fees and expenses		**
Blue sky fees		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Depositary’s fees and expenses		**
Miscellaneous*		**
Total	$	**

*

This registration statement relates to the registration of securities having an unspecified maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rules 456(b) and 457(r) under the Securities Act.

**

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Restated Certificate of Incorporation

Article X of our Restated Certificate of Incorporation provides that any person who is or was our director, officer, employee or agent or is or was serving at our request as a director or officer, employee or agent of another corporation, partnership, joint venture or other enterprise shall be entitled to (1) indemnification and (2) the advancement of expenses incurred by such person from us. The rights conferred in Article X of our

Restated Certificate of Incorporation are not exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Amended and Restated Bylaws

Article VII of our amended and restated bylaws provides that any person who is or was our director or officer, or is or was a director or officer serving at our request as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be entitled to (1) indemnification and (2) the advancement of expenses incurred by such person from us. Any repeal or modification of Article VII of our amended and restated bylaws shall be prospective only, and shall not limit the rights of any director or officer or our obligations with respect to any claim arising from the services of such director or officer in the capacities described above prior to any such repeal or amendment of Article VII. The rights conferred in Article VII of our amended and restated bylaws are not exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Indemnification Arrangements

We have entered into indemnification agreements with each of our directors. Subject to various terms and conditions, the indemnification agreements provide for, among other things, (i) indemnification rights for the directors with respect to certain claims and liabilities to the fullest extent permitted by Delaware law, (ii) the right to advancement of expenses for the directors with respect to certain claims and liabilities, (iii) clarification of the processes used to determine whether a director is entitled to indemnification and (iv) the maintenance of directors and officers liability insurance coverage for the directors. We have also entered into agreements with indemnification provisions with certain officers. These provisions indemnify those officers to the maximum extent permitted by law against costs, losses, claims, damages or other liabilities arising from their service to Devon and its affiliates, and such provisions also obligate us to maintain directors and officers liability insurance coverage for such officers, subject to certain conditions.

D&O Liability Insurance

We maintain directors’ and officers’ liability insurance.

The above discussion of Section 145 of the DGCL, our Restated Certificate of Incorporation, our amended and restated bylaws, the indemnification agreements and our maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT INDEX

Exhibit No	Description

1.1*	Form of Underwriting Agreement.

2.1+	Agreement and Plan of Merger, dated September 26, 2020, by and among registrant, East Merger Sub, Inc., and WPX Energy, Inc. (incorporated by reference to Exhibit 2.1 to registrant’s Current Report on Form 8-K filed September 28, 2020; File No. 001-32318).

3.1+	Registrant’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed June 12, 2023; File No. 001-32318).

Exhibit No	Description

3.2+	Registrant’s Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed June 12, 2023; File No. 001-32318).

4.1+	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 of registrant’s Registration Statement on Form S-3 filed on December 9, 2008; File No. 333-156025).

4.2+	Indenture, dated as of July 12, 2011, between registrant and UMB Bank, National Association, as Trustee, (incorporated by reference to Exhibit 4.1 of Registrant’s Form 8-K filed July 12, 2011; File No. 001-32318).

4.3*	Form of Preferred Securities Certificate of Designation.

4.4*	Form of Deposit Agreement (including Form of Depositary Receipt).

4.5*	Form of Warrant Agreement.

4.6*	Form of Warrant Certificate.

4.7+	Form of Indenture relating to subordinated debt securities of Registrant (incorporated by reference to Exhibit 4.7 of Registrant’s Registration Statement on Form S-3 filed on December 12, 2011; File No. 333-178453).

4.8*	Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units.

4.9***	Form of Indenture relating to senior debt securities of Registrant.

5.1***	Opinion of Kirkland & Ellis LLP

23.1***	Consent of DeGolyer and MacNaughton.

23.2***	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3***	Consent of KPMG LLP, independent registered public accounting firm.

24.1+	Power of Attorney.

25.1+	Form T-1 Statement of Eligibility of UMB Bank, National Association, as trustee under Indenture, dated as of July 12, 2011, relating to senior debt securities of Registrant.

25.2***	Form T-1 Statement of Eligibility of U.S. Bank Trust Company, National Association, as trustee under Form of Indenture relating to senior debt securities of Registrant.

107+	Filing Fee Table.

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.

**	Portions of this exhibit have been omitted in accordance with Item 601(b)(2)(ii) of Regulation S-K.
***	Filed herewith.
+	Filed previously.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) of the Securities Act for the purpose of providing the information required by Section 10 (a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in such initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

To file an application for the purpose of determining the eligibility of the trustee under the indentures to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on August 19, 2024.

DEVON ENERGY CORPORATION

By:	/s/ Jeffrey L. Ritenour
Name:	Jeffrey L. Ritenour
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Muncrief Richard E. Muncrief	President, Chief Executive Officer and Director (principal executive officer)	August 19, 2024

/s/ Jeffrey L. Ritenour Jeffrey L. Ritenour	Executive Vice President and Chief Financial Officer (principal financial officer)	August 19, 2024

/s/ John B. Sherrer John B. Sherrer	Vice President, Accounting and Controller (principal accounting officer)	August 19, 2024

* John E. Bethancourt	Chair and Director	August 19, 2024

* Barbara M. Baumann	Director	August 19, 2024

* Ann G. Fox	Director	August 19, 2024

* Gennifer F. Kelly	Director	August 19, 2024

* Kelt Kindick	Director	August 19, 2024

* John Krenicki Jr.	Director	August 19, 2024

* Karl F. Kurz	Director	August 19, 2024

Signature	Title	Date

* Michael N. Mears	Director	August 19, 2024

* Robert A. Mosbacher, Jr.	Director	August 19, 2024

* Valerie M. Williams	Director	August 19, 2024

*

The undersigned, by signing his name hereto, signs and executes this Post-Effective Amendment No. 1 to the Registration Statement pursuant to the Powers of Attorney executed by the above-named signatories and previously filed with the Securities and Exchange Commission on March 3, 2023.

/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour
Attorney-in-fact